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                                                                    EXHIBIT 4.8


                                                                 EXECUTION COPY


                             THIRD AMENDMENT TO
                               LOAN AGREEMENT


                  THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is dated as of November 25, 1996 among ALAMO RENT-A-CAR, INC., a Florida corporation ("Alamo"), and ALAMO FUNDING, L.P., a limited partnership organized under the laws of the State of New York (the "Lender").

                             W I T N E S S E T H

                  WHEREAS, Alamo and the Lender are parties to that certain Loan Agreement dated as of June 20, 1994 (as amended, restated or modified from time to time, the "Loan Agreement");

                  WHEREAS, Alamo and the Lender are parties to that certain Amendment to Loan Agreement, dated as of December 29, 1994;

                  WHEREAS, Alamo and the Lender are parties to that certain Second Amendment to Loan Agreement, dated as of June 11, 1996;

                  WHEREAS, Alamo and the Lender desire to amend certain provisions of the Loan Agreement;

                  NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

                  Section 1. Defined Terms. All capitalized terms used herein (including in the preamble and in the recitals) and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.

                  Section 2.   Amendments to the Loan Agreement.

                  (a) Amendment to Section 1.1. Section 1.1 of the Loan Agreement is hereby amended as follows:

                           (1) the fourth sentence of the definition of
                  "Affiliate" is deleted and not replaced;

                           (2) the definition of "Alamo" is hereby amended in
                  its entirety as follows:





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                  "Alamo" means Alamo Rent-a-Car, Inc., a Florida corporation, and its permitted successors and assigns;

                           (3) the definition of "Controlled Group" is added and shall have the meaning set forth in the Definitions List dated as of June 20, 1994 and annexed to the Liquidity Loan Agreement as Annex A, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time (the "Definitions List");

                           (4) the definition of "Egan" is deleted in its entirety and not replaced;

                           (5) the definition of "Incremental Change" is deleted in its entirety and not replaced;

                           (6) the definition of "Lender's Carrying Cost Rate" is amended to delete the reference at the end of such definition to "[Commitment Fees]";

                           (7) the definition of "Multiemployer Plan" is added and shall have the meaning set forth in the Definitions List;

                           (8) the definition of "Multiple Employer Plan" is added and shall have the meaning set forth in the Definitions List; and

                           (9) the definition of "Pension Plan" is added and shall have the meaning set forth in the Definitions List.

                   (b) Amendment to Section 8.1. Section 8.1 of the Loan Agreement is hereby amended by deleting the second sentence thereof and not replacing it.

                   (c) Amendment to Section 8.3. Section 8.3 of the Loan Agreement is hereby amended by deleting the phrase "As of the date hereof," and replacing it with "As of the Loan Closing Date."

                   (d) Amendment to Section 8.6. Section 8.6 of the Loan Agreement is hereby amended by the updated Schedule 8.6 attached hereto.

                   (e) Amendment to Section 8.9. Section 8.9 of the Loan Agreement is hereby amended to read in its entirety as follows:

                           "SECTION 8.9.  Employee Benefit Plans.  (a) During
the twelve consecutive month period prior to the date hereof and prior to each applicable Borrowing Date: (i) no steps have been taken by any Borrower or any member of the Controlled Group, or to the knowledge of any Borrower, by any Person, to terminate any Pension Plan (other than the Ryder




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Waste Money Purchase Pension Plan terminated as of July 11, 1996); and (ii) no contribution failure has occurred or exists with respect to any Pension Plan maintained or previously maintained by any Borrower or any member of the Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Borrower or any member of the Controlled Group of liabilities (including, without limitation, Multiemployer Plan and Multiple Employer Plan withdrawal liabilities), fines or penalties in an amount that will have a Material Adverse Effect."

                  (f) Amendment to Section 9.8. Section 9.8 of the Loan Agreement is hereby amended by deleting in item (ii) Annual Financial Statements and Information Certificate of No Default the phrase "(ii) the amount of the Incremental Change for such year, and (iii)" and replacing it with "and (ii)".

                  (g) Amendment to Section 9.11. Section 9.11 of the Loan Agreement is hereby amended by deleting June 20, 1994" and replacing it with "November 25, 1996".

                  (h) Amendment to Section 10.1. Section 10.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                           "SECTION 10.1.  Mergers, Consolidations.  Except for
the merger of a wholly owned subsidiary of Republic Industries, Inc., a Delaware corporation, with and into Alamo, Alamo will not be a party to any merger or consolidation, other than a merger or consolidation of any Affiliate of Alamo into or with Alamo (provided that Alamo is the surviving corporation)."

                  (i) Amendment to Section 10.6. Section 10.6 of the Loan Agreement is hereby amended by deleting the phrase "the purchase of" on line 3 thereof and not replacing it.

                  Section 3. Conditions of Effectiveness. The following constitute conditions precedent to the effectiveness of this Amendment:

                  (a) The Lender shall have received written confirmation from the Rating Agencies that this Amendment will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by any Rating Agency;

                  (b) Each Liquidity Lender and the Credit Enhancer shall have delivered written consent to this Amendment evidenced by their execution of Annex A to the Second Amendment to the Liquidity Loan Agreement, dated as of November 25, 1996 (the "Consent");



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                  (c) Execution and delivery of this Amendment by the
         Lender and Alamo;

                  (d) The Lender and Alamo shall have delivered prior written notice of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer;

                  (e) The Lender and Alamo shall have delivered fully executed copies of this Amendment to the Rating Agencies, the Depositary, the Agent, the Liquidity Agent and each Dealer;

                  (f) The Lender shall have received from Alamo (i) a copy of the resolutions of its Board of Directors, certified as of the date hereof by the Secretary thereof, authorizing the execution, delivery and performance of this Amendment and (ii) an incumbency certificate from the Secretary thereof with respect to its officers, agents or other representatives authorized to execute this Amendment; and

                  (g) The Lender shall have received an Opinion of Counsel to Alamo to the effect that this Amendment has been duly authorized, executed and delivered and is the legal, valid and binding obligation of Alamo, enforceable against it in accordance with its terms, subject to the exceptions set forth therein.

                  Section 4. Continuation of Representations and Warranties. Alamo represents and warrants to the Lender as to itself and as to each Borrower, that the representations and warranties in Article VIII of the Loan Agreement, as amended by this Amendment, are true and correct on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                  Section 5. Reference to and Effect on the Related Documents; Ratification.

                  (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Related Documents and any other document to the "Loan Agreement" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby and each reference to any of the defined terms referred to in this Amendment shall mean and refer to such defined terms as amended hereby.

                  (b) Except as specifically amended above, the Loan Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

                  Section 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of



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a signature page to this Amendment by facsimile transmission shall bel as effective as delivery of a manually executed counterpart of this Amendment.

                  Section 7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  ALAMO RENT-A-CAR, INC.

                                  By:                 /s/
                                      ------------------------------------
                                      Name:  Edward A. Cespedes
                                      Title: Authorized Signatory

                                  ALAMO FUNDING, L.P.

                                  By: AFL FLEET FUNDING, INC., its General
                                      Partner

                                  By:                /s/
                                      ------------------------------------
                                      Name:  Richard L. Taiano
                                      Title: Vice President



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